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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                                                        Form 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 29, 2001


                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977

Item 5.  Other events and Regulation FD Disclosure.
                                                               November 29, 2001
                                                           CONTACT:  Jim Coppins
                                                         (810) 664-2977 ext. 339

                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a regular quarterly cash dividend of $.22 per share and a special dividend of $.33 per share during its regularly scheduled meeting on November 21, 2001. The dividends are payable on December 31, 2001, to shareholders of record on December 17, 2001.
         President Curt Carter is pleased to announce that this dividend is the 145th consecutive cash dividend paid to shareholders.
         Through the end of October, total assets have grown to $227,494,000 compared to October, 2000's $221,676,000. Deposits increased $4,640,000 from $193,678,000 a year ago. Loans increased over $3,839,000 during the same period. Loan quality remains strong with the current loan loss reserve equal to 1.55% of outstanding loans. Shareholder equity was $26,652,000 on October 30, 2001.